UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006

ARAMARK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-16807	23-3086414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Market Street Philadelphia, Pennsylvania	19107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 238-3000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 29, 2006, ARAMARK Corporation (the “Company”) amended its existing $900 million credit facility to increase the commitments under such credit facility that are available to the Company in the form of letters of credit denominated in U.S. dollars. The amendment increased this letter of credit sublimit from $150 million to $300 million. The terms of the amendment agreement attached as Exhibit 10.1 to this Form 8-K are incorporated herein in their entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1	Amendment dated as of September 29, 2006 to the Credit Agreement dated as of March 31, 2004 among ARAMAK Services, Inc., ARAMARK Uniform & Career Apparel Group, Inc., and ARAMARK Canada Ltd. (as borrowers), ARAMARK Corporation (as parent guarantor), the Lenders party thereto, JPMorgan Chase Bank, N.A. (as general administrative agent) and JPMorgan Chase Bank, N.A., Toronto Branch (as Canadian Administrative Agent).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK CORPORATION

By:	/s/ L. Frederick Sutherland
Name:	L. Frederick Sutherland
Title:	Executive Vice President and Chief Financial Officer

Date: October 5, 2006

EXHIBIT INDEX

Exhibit 10.1	Amendment dated as of September 29, 2006 to the Credit Agreement dated as of March 31, 2004 among ARAMAK Services, Inc., ARAMARK Uniform & Career Apparel Group, Inc., and ARAMARK Canada Ltd. (as borrowers), ARAMARK Corporation (as parent guarantor), the Lenders party thereto, JPMorgan Chase Bank, N.A. (as general administrative agent) and JPMorgan Chase Bank, N.A., Toronto Branch (as Canadian Administrative Agent).